   As filed with the Securities and Exchange Commission on  August 25, 1997
                                                     Registration No. 333-33673

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                             -----------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
             Registration Statement Under The Securities Act of 1933

                           CONSOLIDATED PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

             INDIANA                                     37-0684070
   (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                     Identification No.)

    500 CENTURY BUILDING                       MARY HALL MUELLER, VICE PRESIDENT
 36 SOUTH PENNSYLVANIA STREET                         AND GENERAL COUNSEL
 INDIANAPOLIS, INDIANA  46204                      CONSOLIDATED PRODUCTS, INC.
        (317) 633-4100                                500 CENTURY BUILDING
(Address, including zip code and telephone        36 SOUTH PENNSYLVANIA STREET
number, including area code, of registrant's       INDIANAPOLIS, INDIANA  46204
principal executive offices)                            (317) 633-4100
                                             (Name, address, including zip code,
                                            and telephone number, including area
                                                  code of agent for service)

                                   Copies to:

                                 Berkley W. Duck
                            Ice Miller Donadio & Ryan
                         One American Square, Box 82001
                        Indianapolis, Indiana 46282-0002

Approximate date of commencement of proposed sale of the securities to the public:
                   As determined by the selling shareholders

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or reinvestment plans, check the following box. / /

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
------------------------------------------------------------------------------
                                     Proposed       Proposed
Title of Each                        Maximum       Maximum
Class Of                             Offering      Aggregate     Amount Of
Securities To Be    Amount To Be     Price Per     Offering      Registration
Registered          Registered       Unit(1)       Price(1)       Fee
------------------------------------------------------------------------------
Common Stock       45,097 Shares    $17.2188       $776.516      $235.28
$.50 stated value
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sale price of the Company's stock on August 8, 1997.

The Index to Exhibits is located on page 12 in the sequential number system. Total number of pages 12.

DELAYING AMENDMENT


     The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on behalf of Consolidated Products, Inc. by the undersigned, thereunto duly authorized in the City of Indianapolis, State of Indiana on AUGUST 25, 1997.



                                             CONSOLIDATED PRODUCTS, INC.


                                             By: /s/ James W. Bear
                                                 -------------------------
                                                 Senior Vice President and
                                                 Chief Financial Officer



Pursuant to the requirements of the Secuties Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on AUGUST 25, 1997.


/s/ E. W. Kelley              *    Chairman and Director
-------------------------------

/s/ Alan B. Gilman            *    President (Principal Executive Officer) and
-------------------------------    Director

/s/ James W. Bear             *    Senior Vice President, Administration and
-------------------------------    Finance and Treasurer (Principal Financial
                                   Officer)

/s/ Gregory G. Fehr           *    Vice President and Controller
-------------------------------

/s/ S. Sue Aramian            *    Vice Chairwoman, Secretary and Director
-------------------------------

/s/ Alva T. Bonda             *    Director
-------------------------------

/s/ Neal Gilliatt             *    Director
-------------------------------

/s/ Charles E. Lanham         *    Director
-------------------------------

/s/ J. Fred Risk              *    Director
-------------------------------

/s  John W. Ryan              *    Director
-------------------------------

/s/ James Williamson, Jr.     *    Director
-------------------------------


* By:/s/ James W. Bear
-------------------------------
        Attorney-in-fact